Exhibit 99.1

For more information, contact:	For ICOP Investor/Media Relations:
Laura E. Owen, COO & President	Elite Financial Communications Group/Elite Media Group
16801 West 116th Street	Dodi Handy, President and CEO
Lenexa, KS 66219 USA	Phone: (407) 585-1080
Phone: (913) 338-5550	ICOP@efcg.net
Fax: (913) 312-0264
Lowen@ICOP.com
www.ICOP.com

ICOP DIGITAL ANNOUNCES 2007 YEAR-END OPERATIONAL AND FINANCIAL RESULTS

Investor Teleconference and Webcast to Begin at 4:15 PM ET

LENEXA, KS – (PR NEWSWIRE) – March 27, 2008 – ICOP Digital, Inc. (Nasdaq: ICOP), an industry-leading company engaged in advancing digital surveillance solutions, today announced its operational and financial results for the three and 12 months ended December 31, 2007.

“2007 was a very important year for ICOP - one that we will look back on as a period in our history in which critical building blocks were put into place. The digital convergence in video surveillance that we anticipated and systematically planned for is clearly underway,” stated Dave Owen, Chairman and CEO of ICOP.

Continuing, he noted, “We are very proud of the positive traction we are experiencing in our efforts to ultimately dominate the market for community surveillance solutions, as reflected by three consecutive years of near double revenue growth of our flagship product. We are equally proud of our success in expanding from being a single product company to offering a superior suite of highly innovative surveillance products that are available now. Today, ICOP is capable of empowering our customers with a full complement of tools and technologies essential to promoting greater officer and public safety, while also delivering unimpeachable evidence for use when prosecuting offenders.”

“ICOP’s future has never looked more promising and our confidence in our ability to deliver is at an all-time high.” Concluding, Owen said,” Looking ahead, we fully expect to achieve a number of mission-critical milestones that will provide confirmation that ICOP is indeed the industry leader.”

Operational highlights for 2007:

•

In 2007, ICOP processed re-orders for ICOP Model 20/20®-W digital in-car video systems from approximately 40% of its customer base, with approximately 180 agencies representing first time buyers who initiated fleet deployments of the system during the year.

•

The Company responded to 77 Requests for Proposals (RFP) from law enforcement agencies around the nation in 2007. Of the 69 orders awarded thus far (8 are still pending), ICOP won approximately one out of every three - or 23 in total. This 30% award rate was realized despite the market seeing nearly 20 new competitors join the field of companies all hoping to capitalize on the growing adoption of digital surveillance technologies by law enforcement.

•

Shipped over 2,000 ICOP Model 20/20(W) units and related ancillary products during 2007 to over 300 agencies; however, the largest single order occurred in December with 170 units shipping to an agency in Maryland. Other orders exceeding $100,000 were shipped to agencies in Alaska, California, Connecticut, Michigan, Mississippi, Montana, Ohio and Wyoming.

•

ICOP has been named as a final contender in protracted field tests and competitive analyses currently being conducted by a number of international, metropolitan and state agencies seeking to deploy digital in-car video systems in their respective patrol fleets. In addition, ICOP has been informed that it is being awarded an initial order of reasonable size from a major law enforcement agency in the international market place, which it expects to book in the second quarter.

•

In 2007, ICOP expanded its global sales and marketing teams, providing for the addition of select new manufacturers representatives and dealers in both its domestic and international channels. As a result, the Company now has nearly 70 direct and independent sales representatives marketing its products to first responder agencies worldwide.

•	Considerable investment was made in the Company’s product expansion initiative in 2007, providing for the following new products:

•

ICOP Model 20/20®-W - representing ICOP’s second generation digital in-car video system for law enforcement that began shipping in mid 2007, this unit offers all of the same robust features and benefits as the legacy system, but also provides for wireless upload of video and operates in multiple languages.

•

ICOP iVAULT MMS™ - a state-of-the-art video and case file management system, the ICOP iVAULT MMS (Media Management System) enables the secure storage and management of digital evidence, is PC or server-based, includes web-based file sharing with the highest levels of security, supports most file formats and generates chain of custody reports - a critical requirement for use in prosecuting offenders. ICOP iVAULT MMS has been installed successfully in over 25 law enforcement agencies.

•

ICOP EXTREME™ Wireless Mic - Used in conjunction with the ICOP Model 20/20-W, this auto-synchronizing wireless microphone began shipping to customers in early 2008. It captures high quality audio for a range of over 2,000 feet (within line-of-sight), representing an industry best. Audio is often more important than video in recording events for first responders. Many competing wireless microphones deliver poor audio quality at short ranges.

•

ICOP Model 4000™ - The ICOP Model 4000 (mobile four or eight channel DVR) combines the advantages of high resolution digital video recording with shockproof mounts to deliver high quality video for mass transit systems. It is capable of live streaming video, making it an ideal solution for entities seeking a robust security solution for public buses, school buses (and rail later this year). The first commercial production run of the ICOP Model 4000 will commence shipping to customers in Q2 2008.

•

ICOP LIVE™ - another industry-first pioneered by ICOP, ICOP LIVE is an enabling technology that permits the live streaming of audio and video from mobile vehicles through the same platform and user interface, offering secure access without a need to upload viewing software on the receiving device. Moreover, it is the only platform on the market that simultaneously streams to multiple web-enabled Windows®-devices, including laptops, PDAs, smartphones and desktops. ICOP LIVE was recently demonstrated at the True American Hero Benefit Motorcycle Ride in Sarasota, FL, streaming live audio and video from the ICOP motorcycle to 75 simultaneous viewers across the U.S. And, in March 2008, the Company initiated a nationwide beta test of ICOP LIVE involving a major metropolitan police department, a mid-size city agency and a small first responder agency.

•

In spring 2007, ICOP formed a collaborative marketing partnership with Sprint Nextel to co-market ICOP LIVE enabled by Sprint’s Mobile Broadband Network. Throughout the year, the Companies have remained actively engaged in jointly participating in a broad range of industry conferences, trade shows, training seminars and sales presentations.

•

In October 2007, the Company signed a collaborative marketing agreement with Strix Systems, the leader in high-performance wireless mesh networking, forming a co-marketing partnership and integrated video surveillance mobility solution enabling the companies to collaborate on pursuing mutually beneficial sales opportunities on a global basis for their advanced surveillance and wireless mesh networking solutions, respectively.

•

During 2007, ICOP materially enhanced its full-time workforce, increasing to 53 employees, up from 41 at the end of 2006. Key management changes included the hiring of a new CFO, new Director of Engineering, new Director of National Sales and a new Director of Technology. The Company also expanded its Board of Advisors with the addition of Bryan Ferguson, senior executive with Shaw Group (a Fortune 500 company); Tully Plesser, Chairman of Consensus Research Group, one of the foremost marketing companies in the world, serving such clients as Time, Inc, Chase, Citicorp, UBS, ABC-TV and Wal-Mart, among many other notable companies; and Colonel John Garrett, USMC (retired), a National Homeland Security expert with Patton Boggs in Washington, D.C.

Financial highlights for the fiscal year ended December 31, 2007 compared to the fiscal year ended December 31, 2006:

•	Revenues rose 79% to $11.84 million, up from $6.62 million.

•	Gross profit margin on sales improved to 43.9% from 42.3%.

•

Adjusted EBITDA (see definition and reconciliation of Adjusted EBITDA below) increased 55% to $(3.8) million, when compared to Adjusted EBITDA of $(2.4) million in the comparable fiscal year ended December 31, 2006.

•

Net loss increased 55% to $5.46 million, or $0.75 per basic and diluted share, from $3.52 million, or $0.58 per basic and diluted share. The increase was largely due to enhanced investment of $1.80 million in research and development of several new products, which compared to R&D expense of $903,000 in the prior year; several staff additions to the Company’s management, sales, engineering and support teams; and non-cash charges of $1.53 million related to the accounting for stock-based compensation expense during 2007, compared to $977,000 in non-cash stock-based compensation expense in 2006.

Financial highlights for the three months ended December 31, 2007 compared to the three months ended December 31, 2006:

•	Revenues totaled $3.29 million, a 14% increase over $2.89 million.

•	Gross profit margin on sales declined to 38% from 41.9%.

•	Adjusted EBITDA increased 288% to $(1.7) million, when compared to Adjusted EBITDA of $(440,000) in the comparable three month period ended December 31, 2006.

•

Net loss was $1.93 million, or $0.26 per basic and diluted share, from $813,000, or $0.12 per basic and diluted share. As noted above, the increase was attributable to higher R&D expense, staff expansion and non-cash stock-based compensation expense.

As of December 31, 2007, the Company had $3.17 million in cash; accounts receivables of $2.92 million; $4.14 million in inventory and working capital of $9.08 million. Total shareholders’ equity was $10.6 million.

Adjusted EBITDA is defined as operating loss excluding depreciation and amortization and stock-based compensation expenses. While depreciation and amortization are considered operating costs under U.S. GAAP, these expenses primarily represent a non-cash current period allocation of costs associated with long-lived assets acquired in prior periods. Similarly, the expense recorded for stock-based compensation does not represent a current or future period cash cost.

We believe that Adjusted EBITDA is an important measure of operating performance, leverage capacity, its ability to service its debt, and its ability to make capital expenditures for its stockholders. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within the digital surveillance industry.

Management believes the use of this non-U.S. GAAP measure provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not a substitute for evaluating business unit performance utilizing U.S. GAAP financial information. Management uses non-U.S. GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis. The Company believes that providing such adjusted results allows investors and other users of ICOP’s financial statements to better understand ICOP’s recurring comparative operating performance for the periods presented.

ICOP’s management uses non-U.S. GAAP financial measures, such as Adjusted EBITDA, in its own evaluation of the Company’s performance, particularly when comparing performance to past periods. ICOP’s non-U.S. GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although ICOP’s management believes non-U.S. GAAP measures are useful in evaluating the performance of its business, ICOP acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with U.S.GAAP. Therefore, management typically uses non-U.S. GAAP measures in conjunction with U.S. GAAP results. Investors and users of our financial information should also consider the above factors when evaluating ICOP’s results.

The attached schedule provides a full reconciliation of this non-U.S. GAAP financial measure to the most directly comparable corresponding U.S. GAAP financial measure.

ICOP will host a teleconference today beginning at 4:15 PM Eastern, and invites all interested parties to join management in a discussion regarding the Company’s third quarter financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-218-8862 or via the web at www.ICOP.com. For those unable to participate at that time, a replay of the webcast will be available for 90 days at www.ICOP.com.

CHARTS TO FOLLOW

ICOP DIGITAL, INC.

Condensed Balance Sheet (Unaudited)

Year Ended December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$3,166,213
Accounts receivable, net of allowances for doubtful accounts of $114,000	2,915,897
Inventory, at lower of cost or market	4,143,781
Prepaid expenses	502,320

Total current assets	10,728,211
Property and equipment, net of accumulated depreciation of $706,819	1,359,630
Other assets:
Deferred patent costs	87,621
Investment	25,000
Security deposit	18,258

Total Assets	$12,218,720

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$735,382
Accrued liabilities	553,105
Unearned revenue	359,937

Total current liabilities	1,648,424

Shareholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized, no shares issued and outstanding	—
Common stock, no par value; 50,000,000 shares authorized, 7,455,054 shares issued and outstanding	29,710,064
Accumulated other comprehensive income	7,729
Retained deficit	(19,147,497)

Total shareholders’ equity	10,570,296

Total Liabilities and Shareholders’ Equity	$12,218,720

ICOP DIGITAL, INC.

Condensed Statements of Operations (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Sales, net of returns and allowances	$3,289,388	2,888,782	$11,842,415	6,620,781
Cost of sales	2,039,410	1,678,563	6,645,018	3,819,842

Gross profit	1,249,978	1,210,219	5,197,397	2,800,939

Operating expenses:
Selling, general and administrative	2,784,893	1,637,272	9,040,256	5,535,989
Research and development	443,697	437,465	1,799,555	903,125

Total operating expenses	3,228,590	2,074,737	10,839,811	6,439,114

Operating Loss	(1,978,612)	(864,518)	(5,642,414)	(3,638,175)
Other income (expense):
Realized income on foreign currency translation	—	—	11,691	29,982
Loss on disposal of property and equipment	(7,870)	(61,795)	(15,025)	—
Interest income	38,148	120,329	223,810	120,329
Interest expense	—	(30,381)	(37,802)	(30,381)
Other income	16,456	22,893	1,456	—

Loss before income taxes	(1,931,878)	(813,472)	(5,458,284)	(3,518,245)
Income tax provision	—	—	—	—

Net loss	$(1,931,878)	(813,472)	$(5,458,284)	(3,518,245)

Basic and diluted net loss per share	$(0.26)	(0.12)	$(0.75)	(0.58)

Basic and diluted weighted average common shares outstanding	7,455,054	6,998,370	7,320,699	6,034,032

ICOP Digital, Inc.

Reconciliation of Operating Loss to Adjusted EBITDA

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Operating Loss	$(1,978,612)	$(864,518)	$(5,642,414)	$(3,638,175)
Add: Depreciation and amortization	109,064	57,955	363,828	238,063
Add: Share-based compensation	128,647	367,000	1,526,309	977,000

Earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA)	$(1,740,901)	$(439,563)	$(3,752,277)	$(2,423,112)

About ICOP Digital, Inc.

ICOP Digital, Inc. (Nasdaq: ICOP) operates on the core principle that ‘without local security, there is no national security.’ It endeavors to protect people, assets and profits for communities with innovative, mission-critical security, surveillance and communication solutions. The Company engineers, manufactures and markets mobile and stationary surveillance products for use in the public and private sectors, and facilitates the delivery of live video to first responders. (GSA Contractor)

The ICOP Model 20/20®-W, ICOP’s flagship, award-winning product, is the leading digital in-car video recorder system for law enforcement. ICOP LIVE™ delivers live streaming video to and from first responder vehicles and headquarters, empowering first responders with enhanced real-time situational awareness and actionable intelligence, optimizing the outcome of a crisis. ICOP LIVE delivers live video wirelessly to first responders over any wireless network and to multiple internet enabled Windows® devices simultaneously. The ICOP Model 4000™, ICOP’s newest advanced surveillance solution, is the next generation transit/rail DVR system. The ICOP Model 4000 uses less power than traditional DVR’s, which means less heat and translates into a more reliable unit with less downtime. In addition, the ICOP Model 4000 boasts many advanced and innovative features and capabilities, such as wireless file uploading and wireless video streaming, among many others. For more information, please view the following video presentations at http://www.icopdigital.com/why_icop.html and www.ICOP.com/veil.html, or visit www.ICOP.com.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.